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              FIRST AMENDMENT TO CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is effective as of May 15, 1996, among GIANT INDUSTRIES, INC. (the "Company"), the undersigned corporations signing as guarantors (the "Guarantors"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent"), BANK OF AMERICA ILLINOIS, as issuing Bank and as a Bank, NBD BANK, as a Bank and UNION BANK, as a Bank. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the meanings ascribed to them in the Credit Agreement.

     WHEREAS, the Company, the Agent and the Banks are parties to a certain Credit Agreement dated as of October 4, 1995 (as the same may be further amended, modified or supplemented and in effect from time to time, the "CREDIT AGREEMENT"); and

     WHEREAS, the Company has requested that the Agent and the Banks agree to amend the Credit Agreement as herein provided; and subject to the terms hereof the Agent and the Banks are willing to agree to the Company's requested modification;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agrees as follows:

     SECTION 1.  AMENDMENT TO THE CREDIT AGREEMENT.  Subsection
8.09(c) of the Credit Agreement is hereby amended by deleting
"July 31, 1995" and inserting "May 15, 1996" in lieu thereof.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. The Company and each Guarantor represents and warrants to the Agent and to each of the Banks that:

          (a) The execution and delivery of this Amendment by the Company and each Guarantor has been duly authorized by all necessary corporate action.

          (b)     The representations and warranties set forth in
     ARTICLE VI of the Credit Agreement are true and correct in all material respects before and after giving effect to this Amendment with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly related to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

          (c) As of the date hereof, at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

     SECTION 3. EFFECTIVE DATE. This Amendment shall be effective on the date (the "Effective Date") of delivery to the Agent of this Amendment, signed by the Company, the Guarantors who are named as parties hereto, the Agent, and each of the Banks.

     SECTION 4. EFFECT OF AMENDMENT. This Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Agent or the Banks may now have under or in connection with the Credit Agreement, as amended by this
Amendment.   Except as otherwise expressly provided by this
Amendment, all of the terms, conditions and provisions of the
Credit Agreement shall remain the same.   It is agreed by each of
the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect.

     SECTION 5. GUARANTIES. Each of the Guarantors hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof, and ratifies and confirms that the Guaranty Agreement executed and delivered by it in connection with the Credit Agreement is and remains in full force and effect.

     SECTION 6. MISCELLANEOUS. This Amendment shall be construed in accordance with and governed by the laws of the
State of Texas.   The captions in this Amendment are for
convenience of reference only and shall not define or limit the
provisions hereof.   This Amendment may be executed in separate
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

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     NO ORAL AGREEMENTS.   THE CREDIT AGREEMENT (AS AMENDED BY
THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.


                      GIANT INDUSTRIES, INC.,
                      as Company


                      By: /s/ A. Wayne Davenport
                         ____________________________________
                         Name: A. Wayne Davenport
                         Title: VP & CFO




                      GIANT INDUSTRIES ARIZONA, INC.  GIANT
                      EXPLORATION & PRODUCTION COMPANY
                      GIANT FOUR CORNERS, INC.
                      SAN JUAN REFINING COMPANY
                      CINIZIA PRODUCTION COMPANY,
                      as Guarantors


                      By: /s/ A. Wayne Davenport
                         ____________________________________
                         Name: A. Wayne Davenport
                         in each case, as Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

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                      BANK OF AMERICA NATIONAL TRUST AND
                      SAVINGS ASSOCIATION, As Agent


                      By: /s/ J. Stephen Mernick
                         ____________________________________
                         J.  Stephen Mernick
                         Senior Vice President





                      BANK OF AMERICA ILLINOIS, as a Bank
                      and as Issuing Bank


                      By: /s/ J. Stephen Mernick
                         ____________________________________
                         J.  Stephen Mernick
                         Senior Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

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                      NBD BANK, N.A.


                      By:____________________________________
                         Name:
                         Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

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                      UNION BANK OF CALIFORNIA, N.A.


                      By:____________________________________
                         Name:
                         Title: